NEWS RELEASE

Current Technology’s Celevoke and Travelers Inland Receive

Media Coverage in Integrated Solutions Magazine

VANCOUVER, British Columbia June 17, 2008 – Current Technology Corporation (OTCBB: CRTCF) reports the June 2008 issue of Integrated Solutions magazine has released an article under the title “Remotely Track and Manage Assets”.  The article details the innovative risk control initiative announced April 1, 2008 by the Travelers Inland unit of the Travelers Companies, Inc., providing Travelers’ customers the ability to purchase Celevoke’s Wireless Asset Tracking and Control Systems at a discount.  The following two paragraphs are an excerpt from the article:

“For heavy equipment owners, theft is a real issue that impacts their businesses. These assets can carry a value in excess of $100,000, they’re mobile, and are in high demand. These conditions force owners to take precautions to protect and secure their equipment. In addition to the intrinsic value of the asset, however, equipment theft also leads to costly project delays and lengthy investigations.

All of these factors led Travelers Inland, Special Investigations Group and Risk Control unit to align with Celevoke on a solution that will help reduce the likelihood and severity of losses for Travelers’ insureds. Increased security measures, such as asset tracking, protect the insureds’ significant investment in construction and other heavy equipment key to their operations. The initiative allows Travelers’ customers the ability to purchase Celevoke’s Wireless Asset Tracking and Control systems at a discount.”

“Travelers Inland is a key account and we are working directly with its insureds to install our proprietary Asset Tracking and Control System on heavy equipment operating in numerous locations around the United States,” stated Celevoke CEO Chuck Allen.  Current Technology CEO Robert Kramer said, “We will be reporting further on our progress with the Travelers Inland initiative within the next week or so.”

About Celevoke

Celevoke is poised to become a market leader in the projected $38.3 billion (by 2011) global market for Telematics (according to ABI Research), which is the integrated use of telecommunications and informatics. More specifically, it is the science of sending, receiving and storing information wirelessly via telecommunication devices. Celevoke has integrated Telematics and Global Positioning Systems (GPS) with sensing technology. This proprietary suite of hardware and software products enables users to remotely monitor, track, control and protect a wide variety of asset classes. Examples include people, automobiles and trucks, shipping containers and covert vehicles used for law enforcement and intelligence gathering in a global marketplace. In 2005, Celevoke acquired the assets of San Francisco based Televoke, Inc.; a telematics pioneer backed by Softbank Venture Capital, Cardinal Venture Capital, W.I. Harper Group and others, representing more than $15 million in funding. These assets provided the foundation for Celevoke’s development of patented technology utilized today by Celevoke’s many clients.  Celevoke is a 51% owned subsidiary of Current Technology Corporation.

Forward Looking Statement

The news release contains forward-looking statements concerning the Company’s business operations, and financial performance and condition. When used in the news release the words “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such words. These forward-looking statements are based on current expectations and are naturally subject to uncertainty and changes in circumstances that may cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that may cause such differences include but are not limited to technological change, regulatory change, the general health of the economy and competitive factors. Many of these factors are beyond the Company’s control; therefore, future events may vary substantially from what the Company currently foresees. You should not place undue reliance on such forward-looking statements.

Contact:

CORPORATE:

Current Technology Corporation

Robert Kramer, 1-800-661-4247

or

INVESTOR RELATIONS:

Polestar Communications

Richard Hannon, 1-866-858-4100

or

Piedmont IR, LLC

Keith Fetter or Darren Bankston

678-455-3696